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                                  Exhibit 23.01





                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Annual Report on Form 10-KSB under the Securities and Exchange Act of 1934 of Brooke Corporation, Inc. of our audit report dated March 1, 2002 (except for Note 17 and 18, as to which the date is July 15, 2002) insofar as such report relates to the financial statements and schedules of Brooke Corporation for the years ended December 31, 2001 and 2000.



Summer, Spencer & Cavanaugh, CPAs, Chartered
Topeka, KS
July 17, 2002